UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

Commission File Number: 000-53311

Jayhawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854
(Address of principal executive offices) (Zip Code)

208-667-1328
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors, Appointments of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2010 the Board of Directors of Jayhawk Energy, Inc., a Colorado corporation ("Registrant" or “the Company”) accepted the resignation of Thomas G. Ryman as Chief Financial Officer. Mr. Ryman’s resignation is not the result of any disagreement with the policies, practices or procedures of the Registrant.  Mr. Ryman’s resignation is attached hereto as Exhibit 17.1.  The Chief Executive Officer, Mr. Lindsay Gorrill, a Chartered Accountant will assume the responsibilities associated with that of Chief Financial Officer.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit
17.1	Resignation of Thomas G. Ryman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date: January 13, 2010	By:	/s/ Lindsay Gorrill
Name: Lindsay Gorrill Title: Chief Executive Officer